Exhibit (a)(26)

                           NORTEL NETWORKS CORPORATION

                                  AMENDMENT TO

                                OFFER TO EXCHANGE
                               OUTSTANDING OPTIONS
                          GRANTED TO ELIGIBLE EMPLOYEES
           UNDER NORTEL NETWORKS' 1986 AND/OR 2000 STOCK OPTION PLANS
                          ON OR AFTER NOVEMBER 12, 1999
                                 FOR NEW OPTIONS

                         THE OFFER AND WITHDRAWAL RIGHTS
                     EXPIRE AT 11:59 P.M., EASTERN DAYLIGHT
                         SAVINGS TIME ON JULY 23, 2001,
                UNLESS THE OFFER IS EXTENDED BY NORTEL NETWORKS.


Dear Employee Option Holder:

As you are aware, Nortel Networks commenced its stock option exchange program on June 20, 2001. Today, important supplemental information concerning the Offer to Exchange is being posted at http://emplcomms.ca.nortel.com/emplcomms/soep/supinfeng.htm. Please download and review this supplemental information. In addition, if you have not already done so, please download and review the Offer to Exchange distributed on June 20, 2001, which is available at http://studionta.ca.nortel.com/emplcomms/SOEP/toeng.doc.

If you decide to tender to the Offer to Exchange, you must properly complete and submit the signature page to the Acceptance Letter, which is available at http://emplcomms.ca.nortel.com/emplcomms/soep/keydocuments.htm NO LATER THAN 11:59 P.M. eastern daylight savings time, MONDAY, JULY 23, 2001, by regular external mail or facsimile. E-MAIL DELIVERY AND ANY FORM OF INTEROFFICE MAIL CANNOT BE ACCEPTED. YOU ONLY NEED TO RETURN THE SIGNATURE PAGE TO THE ACCEPTANCE LETTER IF YOU DECIDE TO TENDER TO THE OFFER TO EXCHANGE.

Information and decision support tools - such as summaries of the material tax consequences of the offer in various countries -are also available on the Stock Option Exchange Program Website http://emplcomms.ca.nortel.com/emplcomms/soep/home.html for your convenience.

Offers to eligible Australian employees to participate in the exchange program were accompanied by the Principle Offer to Exchange Document and Supplementary Australian Document entitled "Offer to Australian Resident Employees". If you are eligible to participate in the exchange and wish to participate you will need to complete the Acceptance Letter attached to the Offer to Exchange.

Submit your forms or forward any questions you might have about the offer to:

Nortel Networks Corporation

Stock Option Administration - Option Exchange Program,
c/o William M. Mercer Limited,
70 University Avenue, P.O. Box 5
Toronto, Ontario, M5J 2M4
Canada

You also may obtain more information at the following numbers:

Telephone: 1-877-667-8352 (North America) or +1-416-868-2360 (International)
FAX: 1-800-529-7101 (North America) or +1-416-865-4906 (Local/International)

Nortel Networks Corporation

July 6, 2001